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Exhibit 5.1

Fulbright & Jaworski L.L.P.

A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

Telephone: (212) 318-3000	Facsimile: (212) 318-3400

August 9, 2006

G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, New York 10018

Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the ‘‘Registration Statement’’) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the ‘‘Act’’), by G-III Apparel Group, Ltd., a Delaware corporation (the ‘‘Company’’), relating to the resale by the selling stockholders listed in the Registration Statement of (a) 2,000,000 shares (the ‘‘Shares’’) of common stock, $0.01 par value per share, of the Company (‘‘Common Stock’’), and (b) up to 468,748 shares (the ‘‘Warrant Shares’’) of Common Stock that may be issued upon exercise of warrants to purchase Common Stock issued to the selling stockholders (the ‘‘Warrants’’).

As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that, in our opinion, (a) the Shares have been duly authorized and legally issued and are fully paid and non-assessable, and (b) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be duly authorized, legally issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption ‘‘Legal Matters’’ in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P. Fulbright & Jaworski L.L.P.

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